                                                                      EXHIBIT 11



                              DIEDRICH COFFEE, INC.
                              ---------------------
                        COMPUTATION OF PER SHARE EARNINGS
                        ---------------------------------


                                            TWELVE WEEKS          THIRTEEN WEEKS      TWENTY-FOUR WEEKS      TWENTY-SIX WEEKS
                                         ENDED DECEMBER 15,     ENDED JANUARY 27,     ENDED DECEMBER 15,     ENDED JANUARY 27,
                                                1999                   1999                  1999                  1999
                                         ------------------     -----------------     ------------------     -----------------
BASIC EARNINGS PER SHARE
------------------------

Net income (loss)                           $    599,028           $  (446,586)          $    209,537           $(1,055,417)
                                            ============           ===========           ============           ===========

Weighted average number of shares
 outstanding during the period                12,615,601             5,934,287             12,319,034             5,934,287
                                            ============           ===========           ============           ===========

Basic net income (loss) per share:          $       0.05           $     (0.08)          $       0.02           $     (0.18)
                                            ============           ===========           ============           ===========

DILUTED EARNINGS PER SHARE
--------------------------

Diluted net income (loss)
                                            $    599,028           $  (446,586)          $    209,537           $(1,055,417)
                                            ============           ===========           ============           ===========

Weighted average number of shares
 outstanding during the period                12,615,601             5,934,287             12,319,034             5,934,287

Incremental shares attributable
 to the exercise of outstanding
 options                                         650,964                    --                733,097                    --
                                            ------------           -----------           ------------           -----------

          Total Shares
                                              13,266,565             5,934,287             13,052,131             5,934,287
                                            ============           ===========           ============           ===========

   Diluted net income (loss) per
    share:                                  $       0.05           $     (0.08)          $       0.02           $     (0.18)
                                            ============           ===========           ============           ===========


                                       21